Exhibit 10.5

                               LEA PUBLISHING, LLC
                         MANAGEMENT OPERATING AGREEMENT

I.   PRELIMINARY PROVISIONS

(1) Effective Date: This operating agreement of Lea Publishing, LLC, effective February 1, 1999 is adopted by the members whose signatures appear at the end of this agreement.

(2) Formation: This limited liability company (LLC) was formed by filing Articles of Organization, a Certificate of Formation or a similar organizational document with LLC filing office of the state of the Secretary of State on January 22, 1999. A copy of this organizational document has been placed in the LLC's records book.

(3) Name: The formal name of this LLC is as stated above. However, this LLC may do business under a different name by complying with the state's fictitious or assumed business name statutes and procedures.

(4) Registered Office and Agent: The registered office of this LLC and the registered agent at this address are as follows:

Lawrence P. Ramirez, Esq.
Brown & Ramirez
111 North Market Street, Suite 1010
San Jose, CA  95110

The registered office and agent may be changed from time to time as the members or managers may see fit, by filing a change of registered agent or office form with the state LLC filing office. It will not be necessary to amend this provision of the operating agreement if and when such a change is made.

(5) Business Purposes: The specific business purposes and activities contemplated by the founders of this LLC at the time of initial signing of this agreement consist of the following: software publishing, sale and service of software. It is understood that the foregoing statement of purposes shall not serve as a limitation on the powers or abilities of this LLC, which shall be permitted to engage in any and all lawful business activities. If this LLC intends to engage in business activities outside the state of its formation that require the qualification of the LLC in other states, it shall obtain such qualification before engaging in such out-of-state activities.

(6) Duration of LLC: The duration of this LLC shall be December 31, 2020. Further, this LLC shall terminate when a proposal to dissolve the LLC is adopted by the membership of this LLC or when this LLC is otherwise terminated in accordance with law.

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II.  MANAGEMENT PROVISIONS

(1) Management by Managers. This LLC will be managed by the managers listed below. All managers who are also members of this LLC are designated as "members"; nonmember managers are designated as "nonmembers."

Name:         Ted Li
Address:      1600 California Circle
              Milpitas, CA  95035

Name:         Cynthia Hui Lee
Address:      1600 California Circle
              Milpitas, CA  95035

(2) Nonliability of Managers: No manager of this LLC shall be personally liable for the expenses, debts, obligations or liabilities of the LLC, or for claims made against it.

(3) Authority and Votes of Managers: Except as otherwise set forth in this agreement, the Articles of Organization, Certificate of Organization or similar organizational document, or as may be provided under state law, all management decisions relating to this LLC's business shall be made by its managers. Management decisions shall be approved by all of the current managers of the LLC, with each manager entitled to cast one vote for or against any matter submitted to the managers for a decision.

(4) Term of Managers: Each manager shall serve until the earlier of the following events: (a) the manager becomes disabled, dies, retires or otherwise withdraws from management; (b) the manager is removed from office; or (c) the manager's term expires, if a term has been designated in other provisions of this agreement.

Upon the happening of any of these events, a new manager may be appointed to replace the departing manager within thirty days of the above event.

(5) Management Meetings: Managers shall be able to discuss and approve LLC business informally, and may, at their discretion, call and hold formal management meetings according to the rules set forth in the following provisions of this operating agreement. Regularly scheduled formal management meetings need not be held, but any manager may call such a meeting by communicating his or her request for a formal meeting to the other managers, noting the purpose or purposes for which the meeting is called. Only the business stated or summarized in the notice for the meeting shall be discussed and voted upon at the meeting. The meeting shall be held within a reasonable time after a manager has made the request for a meeting, and in no event, later than twenty days after the request for the meeting. A quorum for such a formal managers' meeting shall consist of all managers, and if a quorum is not present, the meeting shall be adjourned to a new place and time with notice of the adjourned meeting given to all managers. An adjournment shall not be necessary, however, and a managers' meeting with less than a quorum may be held if all nonattending managers agreed in writing

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prior to the meeting to the holding of the meeting. All such written consents to the holding of a formal meeting shall be kept and filed with the records of the meeting. The proceedings of all formal managers' meetings shall be noted or summarized with written minutes of the meeting and a copy of the minutes shall be placed and kept in the records book of this LLC.

(6) Managers' Commitment to LLC: Managers shall devote their best efforts and energy working to achieve the business objectives and financial goals of this LLC. By agreeing to serve as a manager for the LLC, each manager shall agree not to work for another business, enterprise or endeavor, owned or operated by himself or herself or others, if such outside work or efforts would compete with the LLC's business goals, mission, products or services, or would diminish or impair the manager's ability to provide maximum effort and performance to managing the business of this LLC.

(7) Compensation of Managers: Managers of this LLC may be paid per-meeting or per-diem amounts for attending management meetings, may be reimbursed actual expenses advanced by them to attend management meetings or attend to management business for the LLC, and may be compensated in other ways for performing their duties as managers. Managers may work in other capacities for this LLC and may be compensated separately for performing these additional services, whether as officers, staff, consultants, independent contractors or in other capacities.

III. MEMBERSHIP PROVISIONS

(1) Nonliability of Members: No member of this LLC shall be personally liable for the expenses, debts, obligations or liabilities of the LLC, or for claims made against it.

(2) Reimbursement for Organizational Costs: Members shall be reimbursed by the LLC for organizational expenses paid by the members. The LLC shall be authorized to elect to deduct organizational expenses and start-up expenditures ratably over a period of time as permitted by the Internal Revenue Code and as may be advised by the LLC's tax advisor.

(3) Members' Percentage Interests: A member's percentage interest in this LLC shall be computed as a fraction, the numerator of which is the total of a member's capital account and the denominator of which is the total of all capital accounts of all members. This fraction shall be expressed in this agreement as a percentage, which shall be called each member's "percentage interest" in this LLC.

(4) Membership Voting: Except as otherwise may be required by the Articles of Organization, Certificate of Formation or a similar organizational document, other provisions of this operating agreement, or under the laws of this state, each member shall vote on any matter submitted to the membership for approval in proportion to the member's percentage interest in this LLC. Further, unless defined otherwise for a particular provision of this operating agreement, the phrase "majority of members" means the vote of members whose combined votes equal more than 50% of the votes of all members in this LLC.

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(5) Compensation. Members shall not be paid as members of the LLC for performing any duties associated with such membership. Members may be paid, however, for any services rendered in any other capacity for the LLC, whether as officers, employees, independent contractors or otherwise.

(6) Members' Meetings: The LLC shall not provide for regular members' meetings. However, any member may call a meeting by communicating his or her wish to schedule a meeting to all other members. Such notification may be in person or in writing, or by telephone, facsimile machine, or other form of electronic communication reasonably expected to be received by a member, and the other members shall then agree, either personally, in writing, or by telephone, facsimile machine or other form of electronic communication to the member calling the meeting, to meet at a mutually acceptable time and place. Notice of the business to be transacted at the meeting need not be given to members by the member calling the meeting, and any business may be discussed and conducted at the meeting. If all members cannot attend a meeting, it shall be postponed to a date and time when all members can attend, unless all members who do not attend have agreed in writing to the holding of the meeting without them. If a meeting is postponed, and the postponed meeting cannot be held either because all members do not attend the postponed meeting or the nonattending members have not signed a written consent to allow the postponed meeting to be held without them, a second postponed meeting may be held at a date and time announced at the first postponed meeting. The date and time of the second postponed meeting shall also be communicated to any members not attending the first postponed meeting. The second postponed meeting may be held without the attendance of all members as long as a majority of the percentage interests of the membership of this LLC is in attendance at the second postponed meeting. Written notice of the decisions or approvals made at this second postponed meeting shall be mailed or delivered to each nonattending member promptly after the holding of the second postponed meeting. Written minutes of the discussions and proposals presented at a members' meeting, and the votes taken and matters approved at such meeting, shall be taken by one of the members or a person designated at the meeting. A copy of the minutes of the meeting shall be placed in the LLC's records book after the meeting.

(7) Membership Certificates: This LLC shall be authorized to obtain and issue certificates representing or certifying membership interests in this LLC. Each certificate shall show the name of the LLC, the name of the member, and state that the person named is a member of the LLC and is entitled to all the rights granted members of the LLC under the Articles of Organization, Certificate of Formation or a similar organizational document, this operating agreement, and provisions of law. Each membership certificate shall be consecutively numbered and signed by one or more officers of this LLC. The certificates shall include any additional information considered appropriate for inclusion by the members on membership certificates. In addition to the above information, all membership certificates shall bear a prominent legend on their face or reverse side stating, summarizing or referring to any transfer restrictions that apply to memberships in this LLC under the Articles of Organization, Certificate of Formation or a similar organizational document and/or this operating agreement, and the address where a member may obtain a copy of these restrictions upon request from this LLC. The records book of this LLC shall contain a list of the names and addresses of all persons to whom certificates have been issued, show the date of issuance of each certificate, and record the date of all cancellations or transfers of membership certificates.

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IV.  TAX AND FINANCIAL PROVISIONS

(1) Tax Classification of LLC: The members of this LLC intend that this LLC be initially classified as a partnership for federal and, if applicable, state income tax purposes. It is understood that al1 members may agree to change the tax treatment of this LLC by signing, or authorizing the signature of, IRS Form 8832, Entity Classification Election, and filing it with the IRS and, if applicable, the state franchise tax board within the prescribed time limits.

(2) Tax Year and Accounting Method: The tax year of this LLC shall be December
31. The LLC shall use the accrual method of accounting. Both the tax year and the accounting period of the LLC may be changed with the consent of all members or all managers if the LLC qualifies for such change, and may be effected by the filing of appropriate forms with the IRS and state tax authorities.

(3) Tax Matters Partner: If this LLC is required under Internal Revenue Code provisions or regulations, it shall designate from among its members or member-managers a "tax matters partner" in accordance with Internal Revenue Code
Section 6231(a)(7) and corresponding regulations, who will fulfill this role by being the spokesperson for the LLC in dealings with the IRS as required under the Internal Revenue Code and Regulations, and who will report to the members and managers on the progress and outcome of these dealings.

(4) Annual Income Tax Returns and Reports: Within 60 days after the end of each tax year of the LLC, a copy of the LLC's state and federal income tax returns for the preceding tax year shall be mailed or otherwise provided to each member of the LLC, together with any additional information and forms necessary for each member to complete his or her individual state and federal income tax returns. If this LLC is classified as a partnership for income tax purposes, this additional information shall include a federal (and, if applicable, state) Form K-1 (Form 1065-Partner's Share of Income, Credits, Deductions) or equivalent income tax reporting form. This additional information shall also include a financial report, which shall include a balance sheet and profit and loss statement for the prior tax year of the LLC.

(5) Bank Accounts: The LLC shall designate one or more banks or other institutions for the deposit of the funds of the LLC, and shall establish savings, checking, investment and other such accounts as are reasonable and necessary for its business and investments. One or more employees of the LLC shall be designated with the consent of all managers to deposit and withdraw funds of the LLC, and to direct the investment of funds from, into and among such accounts. The funds of the LLC, however and wherever deposited or invested, shall not be commingled with the personal funds of any members or managers ofthe LLC.

(6) Title to Assets: All personal and real property of this LLC shall be held in the name of the LLC, not in the names of individual members or managers.

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V.   CAPITAL PROVISIONS

(1) Capital Contributions by Members: Members shall make the following contributions of cash, property or services as shown next to each member's name below. Unless otherwise noted, cash and property described below shall be paid or delivered to the LLC on or by 4-15-99. The fair market values of items of property or services as agreed between the LLC and the contributing member are also shown below. The percentage interest in the LLC that each member shall receive in return for his or her capital contribution is also indicated for each member.

Name                 Contribution    Fair Market Value    Percentage Interest in
- ----                 ------------    -----------------    ----------------------
Pacific Magtron
International Corp       Cash          $120,000.00               50%

Rising Edge
Technology               Cash          $120,000.00               50%

(2) Additional Contributions by Members: The members may agree, from time to time by unanimous vote, to require the payment of additional capital contributions by the members, on or by a mutually agreeable date.

(3) Failure to Make Contributions: If a member fails to make a required capital contribution within the time agreed for a member's contribution, the remaining members may, by unanimous vote, agree to reschedule the time for payment of the capital contribution by the late-paying member, setting any additional repayment terms, such as a late payment penalty, rate of interest to be applied to the unpaid balance, or other monetary amount to be paid by the delinquent member, as the remaining members decide. Alternatively, the remaining members may, by unanimous vote, agree to cancel the membership of the delinquent member, provided any prior partial payments of capital made by the delinquent member are refunded promptly by the LLC to the member after the decision is made to terminate the membership of the delinquent member.

(4) No Interest on Capital Contributions: No interest shall be paid on funds or property contributed as capital to this LLC, or on funds reflected in the capital accounts of the members.

(5) Capital Account Bookkeeping: A capital account shall be set up and maintained on the books of the LLC for each member. It shall reflect each member's capital contribution to the LLC, increased by each member's share of profits in the LLC, decreased by each member's share of losses and expenses of the LLC, and adjusted as required in accordance with applicable provisions of the Internal Revenue Code and corresponding income tax regulations.

(6) Consent to Capital Contribution Withdrawals and Distributions: Members shall not be allowed to withdraw any part of their capital contributions or to receive distributions, whether in property or cash, except as otherwise allowed by this agreement and, in any case, only if such withdrawal is made with the written consent of all members.

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(7) Allocations of Profits and Losses: No member shall be given priority or preference with respect to other members in obtaining a return of capital contributions, distributions or allocations of the income, gains, losses, deductions, credits or other items of the LLC. The profits and losses of the LLC, and all items of its income, gain, loss, deduction and credit shall be allocated to members according to each member's percentage interest in this LLC.

(8) Allocation and Distribution of Cash to Members: Cash from LLC business operations, as well as cash from a sale or other disposition of LLC capital assets, may be distributed from time to time to members in accordance with each member's percentage interest in the LLC.

(9) Allocation of Noncash Distributions: If proceeds consist of property other than cash, the management shall decide the value of the property and allocate such value among the members in accordance with each member's percentage interest in the LLC. If such noncash proceeds are later reduced to cash, such cash may be distributed among the members as otherwise provided in this agreement.

(10) Allocation and Distribution of Liquidation Proceeds: Regardless of any other provision in this agreement, if there is a distribution in liquidation of this LLC, or when any member's interest is liquidated, all items of income and loss shall be allocated to the members' capital accounts, and all appropriate credits and deductions shall then be made to these capital accounts before any final distribution is made. A final distribution shall be made to members only to the extent of, and in proportion to, any positive balance in each member's capital account.

VI.  MEMBERSHIP WITHDRAWAL AND TRANSFER PROVISIONS

(1) Withdrawal of Members: A member may withdraw from this LLC by giving written notice to all other members at least thirty days before the date the withdrawal is to be effective.

(2) Restrictions on the Transfer of Membership: A member shall not transfer his or her membership in the LLC unless all nontransferring members in the LLC first agree to approve the admission of the transferee into this LLC. Further, no member may encumber a part or all of his or her membership in the LLC by mortgage, pledge, granting of a security interest, lien or otherwise, unless the encumbrance has first been approved in writing by all other members of the LLC. Notwithstanding the above provision, any member shall be allowed to assign an economic interest in his or her membership to another person without the approval of the other members. Such an assignment shall not include a transfer of the member's voting or management rights in this LLC, and the assignee shall not become a member of the LLC.

VII. DISSOLUTION PROVISIONS

(1) Events That Trigger Dissolution of the LLC: The following events shall trigger a dissolution of the LLC, except as provided:

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(a) the death, permanent incapacity, bankruptcy, retirement, resignation or expulsion of a member, except that within thirty days of the happening of any of these events, all remaining members of the LLC may vote to continue the legal existence of the LLC, in which case the LLC shall not dissolve;

(b) the expiration of the term of existence of the LLC if such term is specified in the Articles of Organization, Certificate of Formation or a similar organizational document, or this operating agreement;

(c) the written agreement of all members to dissolve the LLC;

(d) entry of a decree of dissolution of the LLC under state law.

VIII. GENERAL PROVISIONS

(1) Officers: The managers of this LLC may designate one or more officers, such as a President, Vice President, Secretary and Treasurer. Persons who fill these positions need not be members or managers of the LLC. Such positions may be compensated or noncompensated according to the nature and extent of the services rendered for the LLC as a part of the duties of each office. Ministerial services only as a part of any officer position will normally not be compensated, such as the performance of officer duties specified in this agreement, but any officer may be reimbursed by the LLC for out-of-pocket expenses paid by the officer in carrying out the duties of his or her office.

(2) Records: The LLC shall keep at its principal business address a copy of all proceedings of membership meetings, as well as books of account of the LLC's financial transactions. A list of the names and addresses of the current membership of the LLC also shall be maintained at this address, with notations on any transfers of members' interests to nonmembers or persons being admitted into membership in the LLC. A list of the current managers' names and addresses shall also be kept at this address. Copies of the LLC's Articles of Organization, Certificate of Formation or a similar organizational document, a signed copy of this operating agreement, and the LLC's tax returns for the preceding three tax years shall be kept at the principal business address of the LLC. A statement also shall be kept at this address containing any of the following information that is applicable to this LLC:

- -    the amount of cash or a description and value of the property contributed or agreed to be contributed as capital to the LLC by each member;

- -    a schedule showing when any additional capital contributions are to be made by members to this LLC:

- -    a statement or schedule, if appropriate, showing the rights of members to receive distributions representing a return of part or all of members' capital contributions; and

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- -    a description of, or date when, the legal existence of the LLC will terminate under provisions in the LLC's Articles of Organization, Certificate of Formation or a similar organizational document, or this operating agreement.

If one or more of the above items is included or listed in this operating agreement, it will be sufficient to keep a copy of this agreement at the principal business address of the LLC without having to prepare and keep a separate record of such item or items at this address. Any member or manager may inspect any and all records maintained by the LLC upon reasonable notice to the LLC. Copying of the LLC's records by members and managers is allowed, but copying costs shall be paid for by the requesting member or manager.

(3) All Necessary Acts: The members, managers and officers of this LLC are authorized to perform all acts necessary to perfect the organization of this LLC and to carry out its business operations expeditiously and efficiently. The Secretary of the LLC, or other officers, or one or more managers or all members of the LLC, may certify to other businesses, financial institutions and individuals as to the authority of one or more members, managers or officers of this LLC to transact specific items of business on behalf of the LLC.

(4) Mediation and Arbitration of Disputes Among Members: In any dispute over the provisions of this operating agreement and in other disputes among the members, if the members cannot resolve the dispute to their mutual satisfaction, the matter shall be submitted to mediation. The terms and procedure for mediation shall be arranged by the parties to the dispute. If good-faith mediation of a dispute proves impossible or if an agreed-upon mediation outcome cannot be obtained by the members who are parties to the dispute, the dispute may be submitted to arbitration in accordance with the rules of the American Arbitration Association. Any party may commence arbitration of the dispute by sending a written request for arbitration to all other parties to the dispute. The request shall state the nature of the dispute to be resolved by arbitration, and, if all parties to the dispute agree to arbitration, arbitration shall be commenced as soon as practical after such parties receive a copy of the written request. All parties shall initially share the cost of arbitration, but the prevailing party or parties may be awarded attorney fees, costs and other expenses of arbitration. All arbitration decisions shall be final, binding and conclusive on all the parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having junisdiction to do so.

(5) Entire Agreement: This operating agreement represents the entire agreement among the members of this LLC, and it shall not be amended, modified or replaced except by a written instrument executed by all the parties to this agreement who are current members of this LLC as well as any and all additional parties who became members of this LLC after the adoption of this agreement. This agreement replaces and supersedes all prior written and oral agreements among any and all members of this LLC.

(6) Severability: If any provision of this agreement is determined by a court or arbitrator to be invalid, unenforceable or otherwise ineffective, that provision shall be severed from the rest of this agreement, and the remaining provisions shall remain in effect and enforceable.

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IX.  SIGNATURES OF MEMBERS AND MANAGERS

(1) Execution of Agreement: In witness whereof, the members of this LLC sign and adopt this agreement as the operating agreement of this LLC.



Date:       May 12, 1999
            -------------------------------------------
Signature:  /s/
            -------------------------------------------
Name:       Pacific Magtron International Corp., Member



Date:       28/05/1999
            -------------------------------------------
Signature:  /s/
            -------------------------------------------
Name:       Rising Edge Technology, Member



Date:       May 17, 1999
            -------------------------------------------
Signature.: /s/ Theodore S. Li
            -------------------------------------------
Name:       Theodore S. Li, Manager



Date:       May 17, 1999
            -------------------------------------------
Signature:  /s/ Cynthia Hui Lee
            -------------------------------------------
Name:       Cynthia Hui Lee, Manager

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